Exhibit 10.1

2023 Performance-Vesting Non-Qualified Stock Option

Award Agreement

Effective as of February 10, 2023, Sypris Solutions, Inc. (the “Company”) hereby grants to [participant name] (“Participant”) an option (the “Options”) to purchase up to: [#shares] shares of Common Stock (each, a “Share” and collectively, the “Shares”) for $2.03 per Share (the “Option Price”), subject to the satisfaction of the service-vesting and performance-vesting conditions set forth below and the other terms of this Award Agreement (the “Terms”) and the 2020 Sypris Omnibus Plan (as amended from time to time, the “Plan”).

Intending to be legally bound by this Award Agreement, all the Terms and the Plan, I acknowledge the sole authority of the Committee to interpret the provisions of the foregoing, the forfeiture of my rights upon any termination of my employment, except as provided below, under the terms of the foregoing and my continuing status as an “at will” employee (subject to termination without cause or notice). I have received and had an opportunity to review, with the benefit of any legal counsel of my choosing (any such legal counsel to be retained at my own expense), the Plan, the Award Agreement and the Terms.

SYPRIS SOLUTIONS, INC.	PARTICIPANT

By:	Signature:

Name:	Name:

Title:	Title:

2023 Performance-vesting non-qualified Stock options

2020 Sypris Omnibus Plan

1.    Awards – All Options granted hereunder will be non-qualified Options subject to, and governed by, the terms of the Plan, this Award Agreement, and the Terms.

2.    Options – Each Option represents the right to purchase one Share at the Option Price, subject to the satisfaction of the service-vesting and performance-vesting criteria herein, from the Service-Vesting Date until its Expiration Date or forfeiture. Participant must provide 48 hours advance written notice of exercise of a vested Option, unless such notice is waived by the Company.

3.    Option Price – The Option Price is payable to the Company in cash, in Shares previously owned, or in Shares otherwise deliverable upon exercise of vested Options, in accordance with applicable Rules.

4.    Shareholder Rights – Holders of Options have no rights as a shareholder of the Company until the Option has been validly exercised and a certificate for Shares underlying such Option has been issued or a book-entry reflecting Share ownership has been made. Except as otherwise provided in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued or a book-entry reflecting Share ownership has been made.

5.    Vesting – The Options are subject to both service-vesting and performance-vesting criteria. Participant is eligible to vest in up to one hundred percent of the Options set forth on the cover sheet subject to Participant’s continued employment through April 1, 2024 (the “Service-Vesting Criteria” and, such date, the “Service Vesting Date”) and the satisfaction of the performance criteria set forth on Exhibit A (the “Performance-Vesting Criteria”). Except as otherwise provided in Section 7 of this Award Agreement as it pertains to termination due to death or Disability, if the Participant’s employment terminates, whether at the initiation of the Participant or the Company, prior to the Service Vesting Date, Participant will forfeit all of the Options subject to this Award Agreement regardless of whether the Performance-Vesting Criteria are satisfied.

6.    Expiration Date – The Options, to the extent vested, shall expire on the earlier of (i) March 31, 2025 and (i) 30 days following Participant’s termination of employment other than due to death or Disability.

7.    Termination. If the Participant’s employment terminates, whether at the initiation of the Participant or the Company, for any reason other than death or Disability, each unvested Option will immediately terminate, expire and be forfeited on such termination and each vested Option will terminate, expire and be forfeited on the earlier of: (i) March 31, 2025 and (i) 30 days following Participant’s termination of employment. If Participant’s employment is terminated due to death or Disability, the Options will remain outstanding and will be eligible to be exercised by Participant, in the case of Participant’s termination due to Disability, or Participant’s estate or beneficiaries, in the case of Participant’s termination due to death, to the extent the Option is or becomes vested in accordance with the terms of Exhibit A, provided, however, that Participant shall only be eligible to become vested with respect to Options allocated to calendar quarters for which Participant remained in employment for the entire calendar quarter.

2023 Performance-vesting non-qualified Stock options
2020 Sypris Omnibus Plan

8.    Leaves of Absence – A Participant who is on an approved leave of absence for any portion of a calendar quarter set forth on Exhibit A will not be eligible to vest in any Options for the calendar quarter or quarters in which such leave of absence occurs, unless otherwise determined by the Committee.

9.    No Other Rights – The Options include no other rights beyond those expressly provided in the Plan, the Terms or the Award Agreement. Options are non-assignable and non-transferable except by will or the laws of descent and distribution, unless otherwise approved by the Committee.

10.    Taxes. The Participant must arrange for all tax withholding obligations related to the exercise of the Options. Tax withholding obligations may be satisfied by any of the following methods, as determined by the Committee in its sole discretion: (i) cash, (ii) surrender of previously owned Shares of then-equivalent value or (iii) in Shares of then equivalent value otherwise deliverable upon exercise of vested Options (whether such Options have been exercised, or vested Options of equivalent value have merely been surrendered to the Company). The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the lapse of restrictions applicable to an Award cannot exceed such number of Shares having a fair market value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such lapse of restrictions.

11.    Definitions – Unless otherwise specified, all capitalized terms herein shall have the meanings assigned to them in the Plan.

2023 Performance-vesting non-qualified Stock options
2020 Sypris Omnibus Plan

Exhibit A

Performance Vesting Criteria

Subject to your satisfaction of the Service-Vesting Criteria, you will be eligible to vest in up to [_______] Options subject to the satisfaction of the Performance-Vesting Criteria set forth in this Exhibit A.

Specifically:

●

The extent to which the Performance-Vesting Criteria have been satisfied will be determined by the Committee in its sole discretion on or before April 1, 2024 based on the degree to which Pre-Tax Income targets for each calendar quarter in 2023 and for calendar year 2023, as specified below, have been attained.

●

For purposes of this Exhibit A, “Pre-Tax Income” shall mean “Total Income (loss) before income taxes” as reported or derived from the Company’s quarterly and annual filings with the Securities and Exchange Commission (the “SEC”), provided, however, that if following the filing of a quarterly report with the SEC, the Company is required to perform an accounting restatement, the actual quarterly performance numbers shall be determined on the basis of the results of the restatement and not on the basis of the quarterly reports filed with the SEC and, provided, further, that the Annual Operating Plan Pre-Tax Income Target Amounts set forth below will be lowered to reflect the costs associated with the grant of Options subject to Performance-Vesting Criteria, and provided, further that the Committee will determine, in its sole discretion, whether and to what extent the Performance-Vesting Criteria in this Exhibit A have been satisfied, and whether to reduce or increase the number of Options vested to eliminate unintended compensation results in accordance with Section 2.3 of the Plan, but in no event will the number of Options that become vested exceed the number set forth in this Award Agreement.

●

Calculation of the number of Options that have satisfied the Performance-Vesting Criteria will generally be calculated on a quarter by quarter basis, but after completion of the calendar year, as follows:

o

If Pre-Tax Income for a particular calendar quarter in 2023 is at least equal to 81% of the Annual Operating Plan Pre-Tax Income Target Amount for such calendar quarter, as set forth below, you shall be eligible to vest in the threshold number of Options for such calendar quarter, subject to your satisfaction of the Service-Vesting Criteria.

o

If Pre-Tax Income for a particular calendar quarter in 2023 is at least equal to 90% of the Annual Operating Plan Pre-Tax Income Target Amount for such calendar quarter, as set forth below, you shall be eligible to vest in the maximum number of Options for such calendar quarter, subject to your satisfaction of the Service-Vesting Criteria.

o	For the avoidance of doubt, there shall be no interpolation for performance between the threshold and maximum performance levels.

●	In the event of a Change in Control, the terms of Section 7.2 or 7.3 of the Plan, as applicable based on whether or not the Options are assumed in connection with the Change in Control, shall apply.

2023 Performance-vesting non-qualified Stock options
2020 Sypris Omnibus Plan

●

In the event that partial or full vesting for a calendar quarter is not attained, the Options for any such calendar quarter will nonetheless remain eligible to become partially or fully vested to the extent the Cumulative 2023 Pre-Tax Income Target Amount is attained at the threshold or maximum level, as applicable.

●

Notwithstanding anything in this Exhibit A to the contrary, if the Cumulative 2023 Pre-Tax Income Target Amount, as set forth below, is not achieved at at least the 70% level, then no Options will satisfy the Performance-Vesting Criteria, notwithstanding the attainment of any of the quarterly Pre-Tax Income targets.

	Maximum Option Award			[Total number of Options]
Sypris Solutions, Inc. [participant name]	Performance Targets to achieve Options (*in thousands)
	Q1	Q2	Q3	Q4	2023
Annual Operating Plan (AOP) Pre-Tax Income Target Amount*	[ $x,xxx]	[ $x,xxx]	[ $x,xxx]	[ $x,xxx]	[ $x,xxx]
90% of AOP Pre-Tax Income* (maximum)	[ $x,xxx]	[ $x,xxx]	[ $x,xxx]	[ $x,xxx]	[ $x,xxx]
Percentage of Options to be performance vested at 90% AOP Pre-Tax Income (maximum)	[xx.0]%	[xx.0]%	[xx.0]%	[xx.0]%	[xxx]%%
Number of Options to be performance vested at 90%( maximum)	[_x,xxx]	[_x,xxx]	[_x,xxx]	[_x,xxx]	[_x,xxx]

81% of AOP Pre-Tax Income* (threshold)	[ $x,xxx ]	[ $x,xxx ]	[ $x,xxx ]	[ $x,xxx ]	[ $x,xxx ]
Percentage of Options to be performance vested at 81% AOP Pre-Tax Income (threshold)	[xx.0]%	[xx.0]%	[xx.0]%	[xx.0]%	[xxx]%
Number of Options to be performance vested at 81%(threshold)	[_x,xxx]	[_x,xxx]	[_x,xxx]	[_x,xxx]	[_x,xxx]